Exhibit 10.5

[FORM OF NON-CUSTODY INVESTMENT ADVISORY AGREEMENT]

THIS NON-CUSTODY INVESTMENT ADVISORY AGREEMENT (this “Agreement”) is made this [•] day of [•], 2014, by and among ACCUSHARES COMMODITIES TRUST I (the “Trust”), a Delaware statutory trust on behalf of each of its separate fund series listed on Schedule A attached hereto and made a part hereof (each a “Fund” and collectively the “Funds”), ACCUSHARES INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company and party hereto solely for the purpose of Paragraph II(b) hereof (the “Sponsor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (the “Investment Advisor”).

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate Fund series with each such Fund series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Trust desires to retain the Investment Advisor to render certain investment management services to each Fund, and the Investment Advisor is willing to render such services;

WHEREAS, the Sponsor has undertaken to the pay the Trust’s costs arising hereunder, including the fees payable to the Investment Advisor in accordance with this Agreement; and

WHEREAS, capitalized terms not otherwise defined in this Agreement have the meanings assigned to them in the Second Amended and Restated Trust Agreement of the Trust dated as of [•], 2014 (the “Trust Agreement”) between Wilmington Trust, National Association, as trustee, and the Sponsor.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties hereby mutually agree as follows:

I.                   Agreements and Covenants of Investment Advisor.

Investment Advisor agrees and covenants:

(a)                The Investment Advisor shall provide the following services (the “Services”) for each Fund:

(i)                 review periodically certain property held by or on behalf of the Fund from time to time held by the Fund’s custodian in the investment accounts set forth on Exhibit A attached hereto and made a part hereof (the “Property”);

(ii)               direct the investment, reinvestment and changes in the investment of the Property as it, in its sole and absolute discretion, deems appropriate; provided, however, that such investments shall be limited, in accordance with the “Investment Guidelines” attached hereto and made a part hereof as Exhibit B, to investments in Eligible Securities (as defined in Exhibit B attached hereto);

(iii)             manage the investments comprising the Property in accordance herewith;

(iv)             except as otherwise directed in writing by the Trust acting through the Sponsor, use its best efforts to invest all cash balances, dividends, interest, and other income payments credited with respect to the Property of the Fund that, as determined by the Sponsor and notified to the Investment Advisor, are not needed to effect Fund share redemptions based on the Redemption Orders submitted by Authorized Participants or payment of Fund expenses, Net Income Distributions and cash in lieu of Fund Share distributions (collectively “Daily Fund Cash Needs”);

(v)               assist the Sponsor and the Fund’s custodian, transfer agent and administrator daily to determine the amount of Property of the Fund as will be, from time to time, held in cash each Business Day as may be necessary to meet the Fund’s Daily Fund Cash Needs; provided, however, that the Investment Advisor shall not be responsible for making such determination;

(vi)             provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents (including, but not limited to, the Sponsor and the Fund’s custodian, transfer agent, administrator or pricing service, as applicable) in connection with, among other things, information about the Fund and transactions in Fund Eligible Securities sufficient for (1) the daily calculation of the Fund’s Class Values and Class Values per Share after the close of the Fund’s Exchange each Business Day and (2) the calculation of the Indicative Optimized Portfolio Value (IOPV), which is an indicator of a Share’s Class Value per Share based on the prior Business Day’s Class Value per Share as a base and updated throughout the Business Day every fifteen seconds based on changes in either the value of the Fund’s Underlying Index or the value of an equivalent front-futures contract price, including, in the absence of instructions from the Trust to the contrary, electronically provide daily trading information with respect to executed trades for the Fund to the Sponsor and the Fund’s administrator no later than 4:30 p.m. (New York time) each Business Day;

(vii)           at the written request of the Trust, provide the Trust and the Fund with records concerning the Investment Advisor’s activities under this Agreement which the Trust and the Fund are required to maintain; and

(viii)         render regular reports to the Trust concerning the Investment Advisor’s discharge of the foregoing responsibilities;

(b)               The Investment Advisor shall render the Services subject to the control of the Trust and in compliance with (i) the requirements set forth in Exhibit B attached hereto; and (ii) all applicable laws and regulations;

(c)                The Investment Advisor will promptly communicate to the Sponsor and other agents of the Trust as may be designated by the Sponsor in writing to the Investment Advisor such information relating to each Fund’s portfolio transactions as they may reasonably request;

(d)               In connection with rendering the Services, the Investment Advisor:

(i)                 is authorized to select the brokers or dealers that will execute the purchases and sales or serve as transaction counterparties of Eligible Securities for each Fund. With respect to brokerage, dealer and Eligible Repo counterparty selection, the

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Investment Advisor shall seek to obtain the best overall execution for Fund transactions, which is a combination of price, quality of execution and other factors;

(ii)               where the Investment Advisor deems the purchase or sale of an Eligible Security to be in the best interest of a Fund as well as its other customers (including any other Fund or advisory account for which the Advisor acts as investment advisor) and to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for such other customers in order to obtain the best net price and most favorable execution under the circumstances. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Advisor, as applicable, in the manner it considers to be equitable and consistent with its obligations to such Fund and such other customers;

(iii)             shall not cause any Eligible Repo to be entered into with, or any Eligible Treasury to be purchased from, (A) any Person who is an Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act of 1940) with respect to any of a Fund, the Trust, the Trustee, the Sponsor or the Investment Advisor, or (B) any Person unless the quote from such Person is the best available yield given the size of the transaction;

(iv)             shall not commingle, or cause the commingling of, the Property of any Fund with the assets of another Fund or any other Person;

(v)               shall not on a principal basis engage in transactions with any Fund;

(vi)             shall not engage, or cause any Fund to engage, in cross agency transactions between a Fund and another customer of the Investment Advisor unless such agency cross transaction is approved in writing in advance by the Trust acting through the Sponsor; and

(vii)           shall not borrow, nor shall any of its officers or employees borrow, from any Fund or pledge or use a Fund’s assets in connection with any borrowing not directly for the Fund’s benefit. For this purpose, failure to pay any amount due and payable to the Fund for a period of more than thirty (30) days shall constitute a borrowing.

(e)                The Investment Advisor shall monitor its compliance with the Investment Guidelines at all times and shall report to the Trust immediately any transactions or holdings that are in non-compliance of the Investment Guidelines, regardless of whether the non-compliance was caused by the Investment Advisor. The Investment Advisor shall have the sole obligation to correct any Fund portfolio non-compliance with the Investment Guidelines. If for any reason which is beyond the control of the Investment Advisor, including market movements, contributions to or withdrawals from a Fund’s Property or a change in the nature of any investment (whether through change in business activity or credit rating), the Fund’s Property ceases to comply with the Investment Guidelines, then the Investment Advisor must promptly remedy the non-compliance;

(f)                Prior to any Fund engaging in any Eligible Repo transaction, the Investment Advisor shall deliver to the Trust a list of all potential counterparties to any such transaction,

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which list shall note the short- and long-term credit ratings of such potential counterparties, and thereafter monitor the creditworthiness of such listed counterparties and provide to the Trust a revised list of such potential counterparties with such updates as necessary to reflect changes in credit ratings of such counterparties. If the Trust, in its sole and absolute discretion, rejects any listed potential counterparty by communicating such rejection in writing to the Investment Advisor, the Investment Advisor shall not utilize such rejected counterparty for the Eligible Repos of any Fund and shall promptly take such actions as the Investment Advisor deems necessary or desirable to unwind or otherwise terminate any Fund’s current Eligible Repo transactions with such rejected counterparty. Each Fund shall enter into Eligible Repos only with counterparties listed as set forth above and not otherwise rejected by the Trust; and

(g)               The Investment Advisor shall not have custody of the Property. Custody of each Fund’s Property will be maintained with the Fund’s custodian pursuant to the custodian agreement between the Trust, on behalf of the Funds, and the Fund’s custodian described in the Funds’ most current prospectus(es) contained in the Trust’s registration statement (collectively, the “Prospectus”) unless the Investment Advisor is notified in writing by the Trust of a change in such Fund’s custodian. The Sponsor shall be responsible for all custodial arrangements of each Fund and the payment of all custodial charges and fees, and the Investment Advisor shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Fund custodian.

(h)               The Investment Advisor further represents, warrants, covenants and agrees that it:

(i)                 has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(ii)               has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding agreement of the Investment Advisor enforceable against the Investment Advisor in accordance with its terms;

(iii)             is not required to register as an investment adviser under the Advisers Act;

(iv)             shall promptly notify the Trust and the Sponsor of the occurrence of any event that would disqualify the Investment Advisor from serving as an investment adviser of the Funds;

(v)               shall cooperate by assisting the Trust in fulfilling any disclosure or reporting requirements applicable to any Fund under applicable federal and state securities and tax laws and regulations thereunder;

(vi)             has adopted a written code of ethics reasonably designed to compliance with applicable laws in the provision of the Services and prevent conflicts of interest between the Investment Advisor and its personnel having access to non-public information concerning the investments and portfolio transactions of the Funds, on the one hand, and the Funds, on the other; and

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(vii)           has adopted and implemented written policies and procedures, which are reasonably designed to prevent violations of federal securities laws by the Investment Advisor, its employees, officers, and agents.

II.                Agreements and Covenants of the Trust and the Sponsor.

(a)                The Trust agrees, represents, warrants and covenants:

(i)                 To promptly notify Investment Advisor or cause Investment Advisor to be notified of any and all changes in the identity of the Property;

(ii)               To provide such written authorizations as are necessary to each Fund’s custodian of the Property and other Persons in order for the Investment Advisor's directions with respect to the Property to be carried out;

(iii)             To furnish Investment Advisor or cause Investment Advisor to be furnished with such information, authorization and documentation as it may from time to time require to enable it to carry out its obligations under Paragraph I(a) hereof;

(iv)             That Investment Advisor is hereby appointed agent and attorney-in-fact for purposes of carrying out its obligations under Paragraph I(a) hereof, with power and authority to: (i) buy, sell, exchange, negotiate, convert and otherwise trade in any Eligible Securities; and (ii) perform any other acts necessary to carry out its obligations under this Agreement; provided, however, that such acts shall not include the authority to deliver or pay securities or other Property to the Investment Advisor;

(v)               That except as hereinafter provided, all notices to and agreements with the Investment Advisor hereunder shall be in writing and signed by any one of the persons, acting on behalf of the Trust as officers of the Sponsor, occupying the following offices:

President
Chief Executive Officer
Chief Financial Officer
Treasurer
Chief Operating Officer
Secretary

provided, however, that the Trust may from time to time designate in writing any Person who shall be authorized to deliver written notices or agreements on behalf of Trust hereunder. In addition, Investment Advisor shall be entitled to rely on and shall be protected in relying on any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Trust acting through the Sponsor shall promptly confirm such instructions in writing;

(vi)             That this Agreement shall be binding upon the Trust and the Trust’s successors and assigns.

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(vii)           That it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary trust action to authorize its execution, delivery and performance of this Agreement;

(viii)         That it is not, and will not during the term of this Agreement be, required to register as an investment company under the Investment Company Act of 1940;

(ix)             That it has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding agreement of the Trust enforceable against the Trust in accordance with its terms; and

(x)               That it will promptly notify the Investment Advisor of the occurrence of any event that would disqualify the Investment Advisor from serving as an investment adviser of the Funds.

(xi)             That it (or, in furtherance of Paragraphs VIII(a) and (b) hereof, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), whether or not any of the transactions contemplated hereby shall be consummated, shall assume liability for, and shall, solely from the applicable Fund or Funds as set forth in Paragraphs VIII(a) and (b) hereof, indemnify, protect, save and keep harmless, the Investment Advisor and its directors, officers, shareholders, employees, and agents (the “Investment Advisor Indemnified Parties”) from and against any and all claim, loss, liability or expense (including but not limited to, the reasonable fees and expenses of counsel) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Investment Advisor Indemnified Parties in any way relating to or arising out of or in connection with the Services, the execution, delivery and performance of this Agreement or any other agreements with respect to the Trust or such Fund to which the Trust is a party or the action or inaction of the Investment Advisor hereunder or thereunder with respect to the Trust or such Fund, except for Expenses resulting from the gross negligence or willful misconduct of any Investment Advisor Indemnified Party and except for Expenses for which indemnification payment is received under Paragraph II(b)(ii) hereof. Such indemnity shall include, but not be limited to, payment from the applicable Fund or Funds of the costs and expenses incurred by such Investment Advisor Indemnified Party in defending itself against any claim or liability in its capacity as an Investment Advisor Indemnified Party. Any amounts payable to an Investment Advisor Indemnified Party under this Paragraph II(a)(xi) may be payable in advance. Any such Expenses relating to the Trust rather than any particular Fund shall be allocated among the Funds as set forth in Paragraph VIII(b) hereof. The indemnities contained in this Paragraph II(a)(xi) shall survive the termination of this Agreement, the dissolution or other cessation to exist of the Investment Advisor Indemnified Party, the withdrawal, adjudication of bankruptcy or insolvency of the Investment Advisor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under the Bankruptcy Code by or against the Investment Advisor Indemnified Party.

(b)               The Sponsor agrees, represents, warrants and covenants:

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(i)                 To furnish Investment Advisor with a list of Authorized Participants of each Fund;

(ii)               That it, whether or not any of the transactions contemplated hereby shall be consummated, shall assume liability for, and shall indemnify, protect, save and keep harmless, the Investment Advisor Indemnified Parties from and against any and all Expenses, which may be imposed on, incurred by or asserted against the Investment Advisor Indemnified Parties in any way relating to or arising out of or in connection with the Services, the execution, delivery and performance of this Agreement or any other agreements with respect to the Trust or such Fund to which the Trust is a party or the action or inaction of the Investment Advisor hereunder or thereunder with respect to the Trust or such Fund, except for Expenses resulting from the gross negligence or willful misconduct of any Investment Advisor Indemnified Party and except for Expenses for which indemnification payment is received under Paragraph II(a)(xi) hereof. Such indemnity shall include, but not be limited to, payment of the costs and expenses incurred by such Investment Advisor Indemnified Party in defending itself against any claim or liability in its capacity as an Investment Advisor Indemnified Party. Any amounts payable to an Investment Advisor Indemnified Party under this Paragraph II(b)(ii) may be payable in advance. The indemnities contained in this Paragraph II(b)(ii) shall survive the termination of this Agreement, the dissolution or other cessation to exist of the Investment Advisor Indemnified Party, the withdrawal, adjudication of bankruptcy or insolvency of the Investment Advisor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under the Bankruptcy Code by or against the Investment Advisor Indemnified Party;

(iii)             To pay to Investment Advisor compensation for its services hereunder in the amount set forth on Exhibit C attached hereto;

(iv)             That this Agreement shall be binding upon the Sponsor and the Sponsor’s successors and assigns;

(v)               That it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary limited liability company action to authorize its execution, delivery and performance of this Agreement;

(vi)             That it has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms;

(vii)           That it will promptly notify the Investment Advisor of the occurrence of any event that would disqualify the Investment Advisor from serving as an investment adviser of the Funds; and

(viii)         That it has provided on Exhibit B attached hereto all investment guidelines applicable to each Fund, including any requirements, policies or directions set forth in the Trust Agreement and the Prospectuses.

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(c)                The indemnification obligations of the Trust set forth in Paragraph II(a)(xi), on the one hand, and the indemnification obligations of the Sponsor set forth in Paragraph II(b)(ii), on the other hand, shall be on a joint and several basis.

III.             Standard of Care & Limitation of Liability.

(a)                The Investment Advisor shall exercise due care and diligence and use the same skill and care in providing its Services hereunder as it uses in providing similar services to other accounts and customers, but shall not be liable for any action taken or omitted by the Investment Advisor in the absence of gross negligence or willful misconduct.

(b)               Investment Advisor shall have no liability or responsibility:

(i)                 To take any action hereunder, other than as specified in Paragraph I hereof.

(ii)               For any depreciation in principal of any Property or for any loss or damage resulting from any investment, reinvestment or change of the Property directed by Investment Advisor hereunder, except to the extent caused by Investment Advisor's gross negligence or willful misconduct.

(iii)             To safekeep, inspect or verify the existence of the Property, and Investment Advisor shall be entitled to rely exclusively on the information provided to it pursuant to Paragraphs I(a) and II(a)(iii) hereof.

(iv)             For assuming that the authority of any and all Persons certified to it by the Trust and designated by the Trust pursuant to Paragraph II(a)(v) hereof, unless provided otherwise in such designation, shall be continuing until the Trust shall deliver a written revocation of such authority.

IV.             Termination.

This Agreement shall have an initial term of one year and will automatically renew for one year terms thereafter unless terminated at any time by either party upon delivery of written notice of such termination to the other parties. Paragraphs II(a)(xi), II(b)(ii), II(b)(iii) and II(c) shall survive termination of this Agreement. This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act, by the Investment Advisor to any Person who is not a corporate affiliate of the Investment Advisor immediately before such transfer or assignment.

V.                Notices.

Any notice to be delivered hereunder shall be in writing and shall be effective upon receipt at the addresses set forth on the signature page hereof, or at such other address specified in writing by the addressee.

VI.             Governing Law.

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This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

VII.          Miscellaneous.

(a)                No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties.

(b)               If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

(c)                This Agreement may not be assigned by any party, either in whole or in part, without the prior written consent of each other party.

(d)               This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

(e)                The Sponsor is a party hereto solely for the purpose of Paragraph II(b) hereof. The Trust is a third-party beneficiary of Paragraph II(b) hereof.

VIII.       Inter-Series Liability Limitation. The Investment Advisor hereby acknowledges and agrees that:

(a)                Assets of the Funds. The assets, including the Property, of each Fund shall be held in separate and distinct accounts (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and every other Fund and are referred to as “assets belonging to” that Fund. Except as otherwise set forth herein, the assets belonging to a Fund shall belong only to that Fund for all purposes, and to no other Fund, and shall be subject only to the rights of creditors of that Fund. Any assets, income, earnings, profits, funds, or payments, and proceeds thereof which are not readily identifiable as belonging to any particular Fund shall be allocated to and among one or more Funds in such manner and on such basis as the Sponsor in its sole and absolute discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the shareholders of all Funds for all purposes, and such assets, income, earnings, profits, funds, or payments, and proceeds thereof, shall be referred to as assets belonging to that Fund. The assets belonging to a Fund shall be so recorded upon the books of the Trust, and shall be held in trust for the benefit of the shareholders of such Fund. The assets belonging to a Fund shall be charged with the liabilities of such Fund and all expenses, costs, charges, indemnities and reserves attributable to such Fund.

(b)               Liabilities of the Funds. Except as otherwise set forth herein, the debts, liabilities, obligations, expenses, costs, charges, interests, claims, indemnities and reserves of any nature and all kinds and descriptions (“Claims”) incurred, contracted for, attributable to or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund and, unless otherwise provided by the Sponsor, none of the Claims incurred, contracted for, attributable to or otherwise

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existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of such Fund. Any general Claims of the Trust which are not readily identifiable as being held with respect to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds in such manner and on such basis as the Sponsor in its sole and absolute discretion deems fair and equitable. Any Person extending credit to, contracting with or having any claim against any Fund may look only to the assets of such Fund to satisfy or enforce any Claim with respect to such Fund. No shareholder or former shareholder of any Fund shall have a claim on or any right to any assets allocated or belonging to any other Fund, except to the extent that such shareholder or former shareholder has such a claim or right hereunder as a shareholder or former shareholder of such other Fund.

[Remainder of page intentionally left blank—signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed, and this Agreement is executed and delivered, as of the date first written above.

THE TRUST

ACCUSHARES COMMODITIES TRUST I , for and on behalf of each Fund listed on Schedule A attached hereto

By: AccuShares Investment Management, LLC, as Sponsor

By:

Name:
Title:

Address:

c/o AccuShares Investment Management, LLC
1 Bridge Plaza North, Suite 468,
Fort Lee, NJ 07024
Attention: Forrest Gilman
Telephone: (201) 399-4700
Telecopier No.: [•]

THE SPONSOR

ACCUSHARES INVESTMENT MANAGEMENT, LLC, a party solely for the purpose of Paragraph II(b) hereof

By:

Name:
Title:

Address:

1 Bridge Plaza North, Suite 468,
Fort Lee, NJ 07024
Attention: Forrest Gilman
Telephone: (201) 399-4700
Telecopier No.: [•]

[Signatures continue on following page]

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INVESTMENT ADVISOR

WILMINGTON TRUST, NATIONAL ASSOCIATION

By:

Name:
Title: Vice President

Address:

Rodney Square North
1100 North Market Street/Drop Code ______
Wilmington, Delaware 19890-0001
Attention: [•]
Telecopier No.: (302) ___-_____

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SCHEDULE A

AccuShares Commodities Trust I

THE FUNDS

AccuShares S&P GSCI Spot Fund
AccuShares S&P GSCI Agriculture and Livestock Spot Fund
AccuShares S&P GSCI Industrial Metals Spot Fund
AccuShares S&P GSCI Crude Oil Spot Fund
AccuShares S&P GSCI Brent Oil Spot Fund
AccuShares S&P GSCI Natural Gas Spot Fund
AccuShares Spot CBOE VIX Fund

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EXHIBIT A

INVESTMENT ACCOUNTS

Each Fund of the Trust has two share classes – Up Share and Down Share classes. Each Fund’s Property is managed on a Fund basis without regard to class. The Accounts of the Funds are as follows:

Account #                      – AccuShares S&P GSCI Spot Fund

Account #                      – AccuShares S&P GSCI Agriculture and Livestock Spot Fund

Account #                      – AccuShares S&P GSCI Industrial Metals Spot Fund

Account #                      – AccuShares S&P GSCI Crude Oil Spot Fund

Account #                      – AccuShares S&P GSCI Brent Oil Spot Fund

Account #                      – AccuShares S&P GSCI Natural Gas Spot Fund

Account #                      – AccuShares Spot CBOE VIX Fund

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EXHIBIT B

INVESTMENT GUIDELINES

Fund Property: The Property of each Fund shall consist solely of cash, and the Eligible Securities (defined below) in which such Fund will invest its cash from time to time as determined by the Investment Advisor pursuant to the terms of, and in accordance with, the Investment Advisory Agreement (such cash and Eligible Securities, the “Eligible Assets”).

Investment Goal: Each Fund has an investment goal to invest its assets so as to preserve capital while, at the same time, earning an investment return that is consistent with such preservation of capital.

Eligible Securities: Any “Business Day” (which is any day the Fund’s Exchange is open for regular trading) on which there is cash on deposit in a Fund’s custody account that is not required to make payments, including payments to effect Daily Fund Cash Needs, all such cash will be invested by the Investment Advisor, acting in accordance with the Investment Advisory Agreement, in “Eligible Securities” that are either:

•	bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America, which qualify as “Eligible Treasuries” because they have residual maturities less than or equal to 90 calendar days, or
•	tri-party or delivery versus payment agreements for the sale and repurchase of, and collateralized by, bills, notes and bonds issued and backed by the full faith and credit of the government of the United States of America (“U.S. Treasury Securities”), which qualify as “Eligible Repos,” because (i) they are entered into with a seller that is a bank with at least one billion U.S. dollars in assets or a registered securities dealer that is deemed creditworthy by the Investment Advisor, (ii) they terminate the Business Day following their execution, (iii) they are denominated in U.S. dollars, and (iv) they are “collateralized fully,” meaning that (A) the value of the assets collateralizing the Eligible Repo (less transaction costs, including loss of interest, that the Fund reasonably could expect to incur if the seller were to default) is, and during the entire term of the Eligible Repo remains, at least equal to the resale price payable by the seller under the Eligible Repo, (B) such assets are held by a custodian bank for the benefit of the Fund during the term of the Eligible Repo, and (C) such assets consist entirely of U.S. Treasury Securities.

If a Fund is unable to engage in Eligible Repo transactions, such cash that would have been invested in Eligible Repos will be held as overnight bank deposits at a bank having a short-term rating of at least A1/P1.

Eligible Repo Limitation: Each Fund shall not hold on any Business Day Eligible Repos the aggregate principal amount of which is in excess of 40% of the value of its Eligible Assets on such Business Day.

Eligible Repo Transaction Structure: The principal terms of the Eligible Repos will be set forth in a Global Master Repurchase Agreement prepared and updated from time to time by The Bond

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Market Association (the “Master Agreement”), and tri-party account control agreements, as approved by the Sponsor on behalf of each Fund. The Master Agreement will be supplemented by an electronic or written confirmation setting forth the pricing terms for each Eligible Repo which will be negotiated on behalf of the Funds by the Investment Advisor. The Investment Advisor shall not enter into a confirmation of any Eligible Repo transaction that modifies or purports to modify any of the principal terms of the Eligible Repo as set forth in the Master Agreement and the applicable tri-party account control agreement.

Daily Cash Sweep: Daily each Business Day, except when such proceeds are needed to pay Daily Fund Cash Needs or as otherwise allocated to cash by the Sponsor pursuant to Paragraph I(a)(iv), the Investment Advisor, on behalf of each Fund, will reinvest the proceeds received upon the maturity of the Fund’s Eligible Securities in Eligible Assets and invest cash delivered to the Fund in connection with each creation of the Fund’s Creation Units. Upon any redemption of a Fund’s Redemption Units by an Authorized Participant, the Sponsor shall notify the Investment Advisor of the redemption, and the Investment Advisor shall promptly liquidate the Fund’s Eligible Securities as necessary to fund the redemption settlement.

Acquisition Guidelines: The Investment Advisor shall select Eligible Securities for acquisition by a Fund in accordance with the following acquisition guidelines:

(i)                 dealers from whom the Fund will purchase Eligible Treasuries will be selected based on best execution in accordance with Paragraph I(d)(i) of the Investment Advisory Agreement;

(ii)               counterparties with whom the Fund will enter into Eligible Repos will be selected based on best execution in accordance with Paragraph I(d)(i) of the Investment Advisory Agreement;

(iii)             in accordance with Paragraph I(d)(iii) of the Investment Advisory Agreement, no Eligible Repo may be entered into with, and no Eligible Treasury may be purchased from, (A) any Person who is an Affiliated Person (as defined in Section 2(a)(3) of the Investment Company Act of 1940) with respect to any of a Fund, the Trust, the Trustee, the Sponsor or the Investment Advisor, or (B) any Person unless the quote from such Person is the best available yield given the size of the transaction; and

(iv)             a maximum of 40% of the aggregate value of a Fund’s Eligible Assets on each Business Day of each Fund may be invested in Eligible Repos.

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